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FOR:	International Speedway Corporation
CONTACT:	Wes Harris Senior Director Corporate and Investor Communications (386) 947-6465

FOR IMMEDIATE RELEASE

COURT DISMISSES KENTUCKY SPEEDWAY LITIGATION

          DAYTONA BEACH, Fla. – January 7, 2008 – International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) ("ISC") today announced the United States District Court, Eastern District of Kentucky, has dismissed, in its entirety, the civil anti-trust action brought by Kentucky Speedway, LLC against ISC and the National Association for Stock Car Auto Racing ("NASCAR").

          "We are extremely pleased with today's decision by the federal court in Kentucky," said ISC Chief Executive Officer James C. France. "From the beginning, we have said that the case was without legal or factual merit. This ruling reaffirms the validity of a business model that has significantly benefited the sport's fans, business partners and other industry constituents for more than fifty years. We now look forward to devoting 100% of our attention on the new race season beginning later this month at Daytona International Speedway, highlighted by the legendary Grand-Am Rolex 24 at Daytona and the historic 50th running of the NASCAR Sprint Cup Series Daytona 500."

          International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 13 of the nation's major motorsports entertainment facilities, including Daytona International Speedway® in Florida (home of the Daytona 500®); Talladega Superspeedway® in Alabama; Michigan International Speedway® located outside Detroit; Richmond International Raceway® in Virginia; California SpeedwaySM near Los Angeles; Kansas Speedway® in Kansas City, Kansas; Phoenix International Raceway® in Arizona; Chicagoland Speedway® and Route 66 RacewaySM near Chicago, Illinois; Homestead-Miami SpeedwaySM in Florida; Martinsville Speedway® in Virginia; Darlington Raceway® in South Carolina; and Watkins Glen International® in New York. In addition, ISC is a limited partner with Group Motorisé International in the organization and promotion of certain events at Circuit Gilles Villeneuve in Montreal, Canada.

COURT DISMISSES KENTUCKY SPEEDWAY LITIGATION	PAGE 2

          The Company also owns and operates MRN® Radio, the nation's largest independent sports radio network; the Daytona 500 ExperienceSM, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR®; and Americrown Service Corporation, a subsidiary that provides catering services, food and beverage concessions, and produces and markets motorsports-related merchandise. In addition, ISC has an indirect 50 percent interest in Motorsports Authentics®, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

          Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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